                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      OI GLASS CONTAINER DOMESTIC STS INC.

                   ------------------------------------------
                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                    OF SECTION 242 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE
                   ------------------------------------------

               We, the Vice President and Assistant Secretary of OI Glass Container STS Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

               FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

               By striking out the whole of Article 1 thereof as it now exists and inserting in lieu and instead thereof a new Article 1, reading as follows:

               "l. The name of the corporation is:

               Owens-Illinois Glass Container Inc."

               SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, we have signed this certificate this 8TH day of April, 1987.

                                                     /s/  THOMAS L. YOUNG
                                                     ---------------------------
                                                     Thomas L. Young
                                                     Vice President

ATTEST:

/s/  EDWARD A. GILHULY
----------------------
Edward A. Gilhuly
Assistant Secretary